Exhibit 3.3

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[_____________]

FIRST: The name of the corporation is: [___________] (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“DGCL”) or any successor statute.

FOURTH: The total number of shares which the Corporation shall have authority to issue is 125,000,000 shares, of which [ ● ] shares shall be designated as Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), [ ● ] shares shall be designated as Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 5,000,000 shares shall be designated as preferred stock, par value $0.01 per share (the “Preferred Stock”).

FIFTH: Except as expressly provided in this Article FIFTH, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by applicable law and (ii) each holder of Class B Common Stock shall not have any voting right, except as may be otherwise required by applicable law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the issued and outstanding shares of Class A Common Stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

SIXTH: Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully-paid, nonassessable share of Class A Common Stock upon any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share of Class B Common Stock, or any legal or beneficial interest in such share, by Superior Energy Services, Inc., a Delaware corporation or its subsidiaries (collectively, “Superior Energy”) to any unaffiliated third party, whether or not for value and whether voluntary or involuntary or by operation of law (collectively, a “Transfer”), provided that the pledge of shares of Class B Common Stock by Superior Energy of such shares of Class B Common Stock that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction shall not be considered a “Transfer”; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a

“Transfer.”

In the event any shares of Class B Common Stock shall be converted into shares of Class A Common Stock pursuant to this Article SIXTH, such conversion shall be deemed to have been made at the time that the Transfer of such shares of Class B Common Stock occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease with respect to such Class B Common Stock and the person or persons in whose names or names the book entries are to be made or the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

Except as otherwise required by law, holders of Class A Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding shares of Class B Common Stock, or any conversion thereof, if the holders of such affected shares are entitled to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation.

SEVENTH: Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.

EIGHTH: Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

NINTH: Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

TENTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

3. Subject to the Shareholders Agreement, dated [ ● ], 2020, by and among the Corporation, Superior Energy Services, Inc., Ascribe Capital LLC and Solace Capital Partners, LLC, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the Corporation.

ELEVENTH: Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TWELFTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Any repeal or modification of this provision shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

THIRTEENTH: Subject to such limitations as may be from time to time imposed by other provisions of this Amended and Restated Certificate of Incorporation, by the bylaws of the Corporation, by the DGCL or other applicable law, or by any contract or agreement to which the Corporation is or may become a party, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this express reservation.

EXECUTED on [ ● ], 2019.

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